Exhibit 99.1

News release

---------------AT THE COMPANY---------------

Dick Gauthier

VP, Business Outreach

(616) 365-1555

FOR IMMEDIATE RELEASE
Thursday, April 29, 2021

UFP Industries acquires Endurable Building Products,
expanding its offerings in the multifamily construction market

GRAND RAPIDS, Mich., April 29, 2021 -- UFP Industries, Inc. (Nasdaq: UFPI) today announced that a wholly owned subsidiary of UFP Construction, LLC, has acquired the assets of Endurable Building Products, LLC. Based near Minneapolis, Minnesota, Endurable is a leading manufacturer of customized structural aluminum systems and products for exterior purposes, such as deck framing, balconies, sunshades, railings and stairs. The company’s trademarked alumiLAST aluminum deck and balcony systems are known for their low-maintenance design and ease of installation. Endurable serves general contractors in the multifamily market throughout the U.S. and had sales of approximately $15 million in 2020. Its leadership team, including president David Battel, will remain with the company.

“The addition of Endurable Building Products will strengthen our relationships with existing construction customers by providing them with a new range of products and services, including prefabricated aluminum balconies and railings, which is a growth runway for us,” said Patrick Benton, president of UFP Construction. “It also brings experienced, quality people to UFP. David and his team have grown Endurable into a leader in the industry, and we look forward to scaling this business to other UFP companies.”

“Joining UFP gives Endurable the opportunity to expand our capacity, broaden our geographic reach, and offer UFP’s complementary products and services to our customers,” said David Battel. “I’m very excited about what this means for our customers and for our team members as we continue to build our business as part of UFP Industries.”

UFP Industries, Inc.

UFP Industries is a holding company whose operating subsidiaries – UFP Industrial, UFP Construction and UFP Retail Solutions – manufacture, distribute and sell a wide variety of value-added products used in residential and commercial construction, packaging and other industrial applications worldwide. Founded in 1955, the company is headquartered in Grand Rapids, Mich., with affiliates in North America, Europe, Asia and Australia. For more about UFP Industries, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #